Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Investor Relations

(630) 637-0315

investor@broadwindenergy.com

BROADWIND ENERGY SUBSIDIARY, TOWER TECH SYSTEMS,
TO EXPAND WIND TOWER PRODUCTION CAPACITIES

Production Facilities to be added in South Dakota and Texas

Naperville, Ill. (May 28, 2008) – Broadwind Energy, Inc. (BWEN-OTC) announced today that its wholly-owned subsidiary, Tower Tech Systems, will expand its wind tower manufacturing operations to Sioux Falls, S.D. and Abilene, Texas. Tower Tech Systems currently operates a manufacturing facility in Manitowoc, Wis. that has been producing wind towers since 2004.

Broadwind CEO J. Cameron Drecoll said transportation and logistics for tower sections have become increasingly complex and costly to the wind energy marketplace. Broadwind and Tower Tech will provide tower production capabilities close to major wind energy development areas and supply logistical services to project sites. He added that the service bundle will provide benefits to customers that will be unique in the industry, such as reducing risks associated with long-distance transport.

“Our customers will be able to depend on Broadwind to provide a more complete and cost-effective supply-chain solution,” Drecoll said. “Our existing Manitowoc facility continues to perform well and will increase tower production capacity, and it will be supplemented by these new facilities in the heart of wind energy markets. This expansion to new regions, combined with our recent acquisition of a transportation and logistics provider to the wind industry, will result in the introduction of significant savings into the marketplace and ensure that we continue to deliver the highest level of quality.”

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Lars Møller, Broadwind’s chief operating officer, said, “The factories are specially-designed, single-piece-flow production units that capitalize on lean technologies. These greenfield facilities will be the first of their kind in North America specifically built for tower manufacturing, thus allowing for optimum production efficiencies for our customers.”

The local economic development councils in each of the communities were pivotal in site selection, providing incentive packages and aggressively supporting the projects. Paul Smith, representing the Tower Tech implementation team, added, “Our team has been working closely with the economic development organizations in both Sioux Falls and Abilene, and the experiences have been very rewarding. Whenever we ran into an issue, they went the extra mile to find solutions. The support during this process was excellent, and we look forward to long-standing and mutually-beneficial relationships with these communities.”

Each facility is expected to initially employ more than 150 workers, with significant expansion options available. Both sites also have direct rail access, ample tower storage and the most modern tower production equipment available in the marketplace. Both plants will begin production by early 2009.

About Broadwind Energy, Inc.

Broadwind Energy, Inc. (BWEN-OTC), Naperville, III., owns, supports and strategically positions companies that manufacture, install and maintain components for energy and infrastructure-related industries with a primary emphasis on the wind energy sector. The company’s operational platforms include wind tower manufacturing; heavy steel fabrication; wind facility construction, operation and maintenance; precision gear manufacturing; and specialized transportation services. Its platform companies currently include Brad Foote Gear Works, Inc., a precision gearing systems manufacturer in Cicero, III.; Energy Maintenance Service (EMS), a wind energy operation and maintenance service provider in Gary, S.D.; R.B.A., Inc., a heavy steel fabricator in Manitowoc, Wis.; and Tower Tech Systems, Inc., a wind tower and monopile manufacturer in Manitowoc, Wis. Broadwind also has signed a definitive agreement to acquire Badger Transport, Inc., a heavy hauler in Clintonville, Wis. Broadwind and its platform companies employ close to 1,000 people across the United States. For more information, visit www.broadwindenergy.com.

Forward Looking Statements

Certain statements found in this press release may constitute forward-looking statements as defined by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. Such statements are generally identifiable by the terminology used, such as “anticipate,” “believe,” “intend,” “expect,” “plan,” or other similar words. Our forward-looking statements in this release generally relate to: (i) the anticipated date of production start-up; (ii) our expectation and beliefs about risk and cost reduction for transport integration and manufacturing close to project sites; (iii) our expansion of the existing tower facilities; and (iv) the number of employees expected to be employed. Although it is not possible to foresee all of the factors that may cause actual results to differ from our forward-looking statements, such factors include, among others, the following: (i) unforeseen delays, costs or liabilities that may arise in connection with the facility expansions; (ii) our ability to successfully remediate internal control deficiencies; (iii) fluctuations in general economic conditions; and (iv) those risks described from time to time in our reports to the Securities and Exchange Commission (including our Annual Report on Form 10-KSB). Investors should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Shareholders and other readers should not place undue reliance on “forward-looking statements,” as such statements speak only as of the date of this release. We undertake no obligation to update publicly or revise any forward-looking statements.